EXHIBIT 3




                     [PACIFIC SCIENTIFIC COMPANY LETTERHEAD]




         ChaseMellon Shareholder Services, L.L.C.
         400 South Hope Street
         4th Floor
         Los Angeles, CA 90071

         Ladies and Gentlemen:

                   Reference is hereby made to the Preferred Share Purchase Rights Agreement (the "Rights Agreement"), by and between Pacific Scientific Company (the "Company") and
         ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent").

                   This letter, which upon the signature of each of the Company and the Rights Agent will constitute an amendment to the Rights Agreement, will confirm that, notwithstanding anything to the contrary in the Rights Agreement, the Record Date for the determination of shareholders of the Company who are entitled to receive a distribution of the Rights will be December 29, 1997.






                   Please indicate your acceptance of the foregoing by signing as indicated below.

                                  Very Truly Yours,



                                  By: /s/ Lester Hill
                                     Title:  Chairman and Chief
                                             Executive Officer




         AGREED AND ACCEPTED:

         CHASEMELLON SHAREHOLDER SERVICES
              L.L.C.




         By: /s/ Michael Dzieciolowski
            Title:  Relationship Manager